Exhibit 10.1

FIRST AMENDMENT TO OPERATING AGREEMENT OF BROAD STREET BIG FIRST OP LLC

THIS FIRST AMENDMENT TO OPERATING AGREEMENT (this “First Amendment’’) is entered into as of this 10th day of May, 2021, among BIG BSP INVESTMENTS, LLC, a Delaware limited liability company (the “Class A Member”) and BROAD STREET OPERATING PARTNERSHIP, L.P., a Delaware limited partnership (the “Class B Member”, and together with the Class A Member, collectively, the “Parties”).

PRELIMINARY STATEMENTS

A.

The Parties entered into that certain Operating Agreement of Broad Street BIG First OP LLC, effective as of December 27, 2019 (the “Operating Agreement”).  Capitalized terms used herein without definition shall have the meanings set forth in the Operating Agreement. Section references contained herein shall be to sections of the Operating Agreement.

B.	The Parties now desire to amend the Operating Agreement as set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, agree as follows:

1.The following definitions are added to the Glossary in Exhibit A:

Anchor Tenant Rollover Reserve Account – shall mean the reserve established pursuant to Section 3.5.3 of the Loan Agreement.

Bridge Special Capital Contribution – shall mean the Capital Contribution in the amount of $2,428,000 made by the Class A Member to the Company pursuant to a letter agreement dated June 16, 2020 among the Class A Member, the Class B Member and the Manager (the “Bridge Letter Agreement”).

Loan Agreement – shall mean that certain Loan Agreement dated as of December 27, 2019 between BSV Colonial Owner LLC, BSV Lamonticello Owner LLC and BSV West Broad Commons LLC, each a Virginia limited liability company, BSV Crestview Square LLC and BSV Coral Hills LLC, each a Maryland limited liability company, and BSV Dekalb LLC, a Pennsylvania limited liability company, collectively as Borrower, and BIG Real Estate Finance I, LLC, a Delaware limited liability company, as Lender, as amended from time to time.

Preferred Equity Special Capital Contribution – shall mean the Capital Contribution in the amount of $442,000.00 made by the Class A Member to the Company pursuant to a letter agreement dated June 16, 2020 among the Class A Member, the Class B Member and the Manager (the “Preferred Equity Letter Agreement”), of which there is an unreturned balance of $266,224.87, and an accrued and unpaid Enhanced Class A Return of $46,287.19 as of the date hereof.

Vista Loan – shall mean that certain mortgage loan in the original principal amount

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of $11,700,000.00 made by Sandy Spring Bank to the owner of the Vista Property, of which net proceeds in the amount of $1,936,313.01 were provided to the Class A Member.

Vista Property – shall mean the property located at 1080 West Patrick Street, Frederick, Maryland owned by BSV Patrick Street LLC.

2.The Class A Member hereby approves the Vista Loan.

3.

The net proceeds of the Vista Loan shall be applied in the following order of priority: (i) first, the sum of $1,140,000.00 to fund the Anchor Tenant Rollover Reserve Account (which amount constitutes the Anchor Tenant Rollover Reserve Cap set forth in the definition of such term in the Loan Agreement) pursuant to the terms of the
Loan Agreement; (ii) second, to the return of the outstanding balance of the Preferred Equity Special Capital Contribution in the amount of $222,312.32; and (iii) the balance, in the amount of $574,000.69 shall be applied to the return of a portion of the Bridge Special Capital Contribution.

4.

Upon the Class A Member’s receipt of the payment described in clause (ii) of Section 3 above, the unapplied portion of the Preferred Equity Special Capital Contribution shall be returned to Class A Member, and the Preferred Equity Letter Agreement shall be of no further force or effect.

5.

After taking into account the reduction of the Bridge Special Capital Contribution pursuant to paragraph 3 above, the remaining balance of the Bridge Special Capital Contribution remains available to the Company for the purposes set forth in, and in accordance with the terms and conditions of, the Bridge Letter Agreement.

6.	Except as amended hereby, the Operating Agreement shall remain in full force and effect in accordance with its terms and is hereby ratified.

7.This First Amendment may be executed in any number of counterparts, provided each of the parties hereto executes at least one counterpart. Each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute a single agreement.  Executed counterparts of this First Amendment may be exchanged by electronic mail, which shall be sufficient to bind the parties.

[signature page follows]

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IN WITNESS WHEREOF, the Parties have executed and delivered this First Amendment to Operating Agreement as of the day and year first above written.

CLASS A MEMBER:

BIG BSP INVESTMENTS, LLC, a Delaware limited liability company

By: BIG Real Estate PE I, LLC, its Managing Member

By: _/s/ Richard Cadigan_________________

Name: Richard Cadigan

Title:Authorized Signatory

CLASS B MEMBER AND MANAGER:

BROAD STREET OPERATING PARTNERSHIP, L.P.

By: Broad Street OP GP, its General Partner

By: /s/ Michael Z. Jacoby________________

Name: Michael Z. Jacoby

Title: Chief Executive Officer

The undersigned hereby reaffirm their obligations and liabilities under that certain Guaranty of Recourse Obligations dated as of December 27, 2019 in favor of the Class A Member, and agree that such Guaranty of Recourse Obligations remains in full force and effect.

/s/ Michael Z. Jacoby

Michael Jacoby

/s/ Thomas Yockey

Thomas Yockey

Broad Street Realty, Inc., a

Delaware corporation

By:  /s/ Michael Z. Jacoby

Name:Michael Z. Jacoby

Title:  Manager

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